UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2015

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,

Winston-Salem, NC 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on May 7, 2015, the outside directors (as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended) on the Board of Directors, referred to as the Board, of Reynolds American Inc., referred to as RAI, based upon a recommendation from the Compensation and Leadership Development Committee of the Board, referred to as the Compensation Committee, approved (1) the performance period of May 1, 2015 through April 30, 2016 for the 2015 annual incentive award to be made to Susan M. Cameron, RAI’s President and Chief Executive Officer, under the Reynolds American Inc. Amended and Restated 2009 Omnibus Incentive Compensation Plan, referred to as the Omnibus Plan, and (2) the performance formula for determining the award pool for Ms. Cameron’s annual incentive award under the Omnibus Plan for such one-year performance period. Under the formula, the award pool for the annual incentive award for Ms. Cameron will be 1.0% of RAI’s cash net income for the period from April 1, 2015 through March 31, 2016. For purposes of determining the award pool referenced above, cash net income is defined as net income from continuing operations in the consolidated statement of income adjusted for the impact of non-cash items, such as depreciation, amortization, unrealized gains and losses, intangible asset impairments and other non-cash gains/losses included in net income, as reported in RAI’s quarterly and annual reports for the period from April 1, 2015 to March 31, 2016.

On May 7, 2015, upon recommendation of the Compensation Committee, the outside directors on the Board approved a target annual incentive award value for Ms. Cameron equal to 160% of her base salary as of May 1, 2015, for her 2015 annual incentive award under the Omnibus Plan. The maximum amount of Ms. Cameron’s 2015 annual incentive award is limited to the percentage of RAI’s cash net income approved as the annual incentive award pool for Ms. Cameron by the outside directors on the Board, as described above, and the shareholder approved award limitations set forth in the Omnibus Plan. The Compensation Committee may reduce the amount of Ms. Cameron’s 2015 annual incentive award under such formula using negative discretion guided by its consideration of the performance of RAI and its operating companies against the underlying performance metrics for the 2015 performance period and her achievement against other performance goals established by the Compensation Committee. Generally, such award is eligible to vest on April 30, 2016, and the payment of the award will be made in cash on or prior to March 15th of the next year. In addition, Ms. Cameron’s annual incentive award may be paid out partially or fully upon certain other events, such as her death, disability, involuntary termination of employment without cause, or a change of control of RAI.

On May 7, 2015, upon recommendation of the Compensation Committee, the outside directors on the Board also approved (1) the one-year performance period of May 1, 2015 through April 30, 2016, referred to as the 2015 LTI performance period, for Ms. Cameron’s 2015 performance share awards granted under the Omnibus Plan, and (2) the performance formula for determining the award pool of performance shares under the Omnibus Plan for such performance period for Ms. Cameron. Under the formula, the award pool of performance shares for Ms. Cameron will be 5.0% of RAI’s cumulative cash net income for the period from April 1, 2015 through March 31, 2016. For purposes of determining such award pools, cash net income is defined as set forth above. The maximum amount of performance shares and associated dividend equivalent payment that Ms. Cameron may receive at the end of the 2015 LTI performance period for the 2015 performance share grant is limited to the award pool for the performance shares determined by the formula based on RAI’s cash net income approved for Ms. Cameron by the outside directors on the Board, as described above, and the shareholder approved award limitations set forth in the Omnibus Plan. The Compensation Committee may reduce the amount of the 2015 award for Ms. Cameron under such formula using negative discretion guided by its consideration of the performance of RAI and its subsidiaries over the 2015 LTI performance period and her achievement against other performance goals established by the Compensation Committee.

On May 7, 2015, upon recommendation of the Compensation Committee, the Board approved a long-term incentive grant under the Omnibus Plan to Ms. Cameron for the 2015 LTI performance period. The 2015 long-term incentive grant to Ms. Cameron consisted of 108,885 performance shares (based on her target long-term incentive opportunity of 6.25 times her base salary as of May 1, 2015, divided by the average closing price of a share of RAI common stock for the 20 trading days prior to the grant date). The number of performance shares Ms. Cameron actually will receive, if any, will be determined at the end of the 2015 LTI performance period based first on the maximum payout limitation provided by the performance share award pool generated under the pre-established cash net income formula described above. Then the Compensation Committee may use negative discretion to reduce the number of performance shares actually earned by Ms. Cameron guided by its consideration of the performance of RAI and its subsidiaries over the 2015 LTI performance period against the 2015 underlying annual performance metrics, her progress on succession planning goals and her achievement against other performance goals established by the Compensation Committee, but no higher than 200% of target. In addition, if RAI fails to pay cumulative dividends of at least $2.68 per share (an amount equal to the $0.67 per share quarterly dividend declared by RAI’s Board at its May 7, 2015 meeting times the number of quarters in the performance period) for the 2015 LTI performance period, then the number of performance shares earned will be reduced by an amount equal to three times the percentage of the dividend underpayment for the performance period, up to a maximum performance share reduction of 50%.

Subject to the foregoing, the performance shares generally will vest on May 7, 2016, and will be paid in the form of shares of RAI common stock on or prior to March 15, 2017. At the time the performance shares vest, Ms. Cameron will receive a single cash dividend equivalent payment equal to the aggregate amount of the dividends per share declared and paid to RAI shareholders on RAI common stock during the period from the beginning of the 2015 LTI performance period through the payment of the performance shares, multiplied by the number of performance shares actually earned by Ms. Cameron after the performance adjustments. In addition, the performance shares may be paid out partially or fully upon certain other events, such as Ms. Cameron’s death, disability, involuntary termination of employment without cause, or a change of control of RAI.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The 2015 annual meeting of shareholders of RAI was held on May 7, 2015, in Winston-Salem, North Carolina. At that meeting, RAI’s shareholders considered and acted upon the following proposals:

Item 1: Election of Directors.

By the vote reflected below, RAI’s shareholders elected the following four individuals as Class II directors:

	For	Against	Abstentions	Broker Non-Votes
John P. Daly	444,569,565	10,701,906	1,743,535	43,171,292
Holly Keller Koeppel	449,168,170	6,128,434	1,718,402	43,171,292
Richard E. Thornburgh	453,315,650	1,939,612	1,759,744	43,171,292
Thomas C. Wajnert	453,908,726	1,476,485	1,629,795	43,171,292

By the vote reflected below, RAI’s shareholders elected the following individual as a Class III director:

	For	Against	Abstentions	Broker Non-Votes
Ricardo Oberlander	444,363,408	10,973,627	1,677,971	43,171,292

Item 2: Advisory Vote to Approve the Compensation of Named Executive Officers.

By the vote reflected below, RAI’s shareholders approved, on an advisory basis, the compensation of RAI’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
428,832,022	26,215,054	1,967,930	43,171,292

Item 3: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm.

By the vote reflected below, RAI’s shareholders ratified the appointment of KPMG LLP as RAI’s independent registered public accounting firm for fiscal year 2015:

For	Against	Abstentions
496,375,101	2,056,330	1,754,867

Item 4: Shareholder Proposal on Green Tobacco Sickness.

By the vote reflected below, RAI’s shareholders defeated the shareholder proposal on Green Tobacco Sickness:

For	Against	Abstentions	Broker Non-Votes
8,634,409	411,343,851	37,036,746	43,171,292

Item 5: Shareholder Proposal on Suppression of Forced Labor.

By the vote reflected below, RAI’s shareholders defeated the shareholder proposal on Suppression of Forced Labor:

For	Against	Abstentions	Broker Non-Votes
7,555,488	418,923,502	30,536,016	43,171,292

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: May 7, 2015